CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2005, in the Registration Statement on Form S-1 and related Prospectus of ReGen Biologics, Inc. for the registration of 59,838,465 shares of its common stock.

/s/ Ernst & Young LLP

Baltimore, Maryland
July 22, 2005